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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of CSK Auto, Inc. of our reports dated April 16, 2002 relating to the consolidated financial statements and financial statement schedules of CSK Auto Corporation and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.





Phoenix, Arizona
May 10, 2002